Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Inducement Incentive Plan, 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of Cidara Therapeutics, Inc. of our report dated February 25, 2021, with respect to the consolidated financial statements of Cidara Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Diego, California
February 25, 2021